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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 15, 1999, except for the paragraphs under the caption "Convertible Preferred Stock" in Note 6, as to which the date is December 17, 1999 in the Registration Statement (Form S-1) and related Prospectus of WorldRes.com for the registration of shares of its common stock.

                                          /s/ Ernst & Young LLP

Palo Alto, California
April 5, 2000